As filed with the Securities and Exchange Commission on November 25, 1998

                                          Registration Statement No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       TANGRAM ENTERPRISE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)
     Pennsylvania                                             23-2214726
(State of Incorporation)                    (I.R.S. Employer Identification No.)
              11000 Regency Parkway, Suite 401, Cary, NC 27511-8504
          (Address of principal executive offices, including zip code)

                             1988 STOCK OPTION PLAN
                            (Full title of the plan)

                            John B. Wright, II, Esq.
                800 The Safeguard Building, 435 Devon Park Drive
                              Wayne, PA 19087-1945
                     (Name and Address of Agent for Service)

                                 (610) 293-0600
                     (Telephone Number of Agent for Service)




                         CALCULATION OF REGISTRATION FEE
                                   Proposed        Proposed
Title of                           maximum         maximum
securities        Amount           offering        aggregate      Amount of
to be             to be            price per       offering       registration
registered        registered(1)    share           price          fee
Common Stock,     1,464,824        (2)             $2,695,605     $ 749.38
$.01 par value

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Calculated pursuant to Rule 457(c) and 457(h). The fee is computed based upon the per share exercise price at which the outstanding options may be exercised as follows: 949,697 shares at $1.50, 200,627 shares at $2.1875, 214,500 shares at $1.25, 50,000 shares at $6.125 and 55,000 shares at $4.6875.


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

                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant has previously filed Registration Statements on Form S-8 (Nos. 33-31852, 33-39266 and 33-45127) (the "Previous Registration Statements") with respect to an aggregate of 833,333 shares of Common Stock to be issued under its 1988 Stock Option Plan (the "1988 Plan"). The Registrant is filing this Registration Statement to register an additional 1,464,824 shares of Common Stock for issuance under the 1988 Plan, so that an aggregate of 2,298,157 shares of Common Stock under the 1988 Plan shall be registered under the Securities Act of 1933. The contents of the Previous Registration Statements are incorporated herein by reference, including periodic reports that the Registrant filed after the Previous Registration Statements to maintain current information about the Registrant.

                                     EXPERTS

The balance sheets of Tangram Enterprise Solutions, Inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, incorporated by reference have been incorporated by reference herein in reliance upon the reports of Ernst & Young LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                     LEGAL OPINION AND INTERESTS OF COUNSEL

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by John B. Wright, II, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Wright is Senior Corporate Counsel of Safeguard Scientifics, Inc. Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc., beneficially owns 10,448,738 shares of Common Stock of the registrant, representing approximately 67% of the Company's outstanding shares of Common Stock.

Item 8.     Exhibits.
The following exhibits are filed as part of this Registration Statement.

4.1   1988 Stock Option Plan, as amended (incorporated by reference to Exhibit
      4.5 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

5.1   Opinion of John B. Wright, II, Esquire

23.1  Consent of Ernst & Young LLP

23.2  Consent of Counsel -- included in opinion filed as Exhibit 5 hereto

24.1 Power of Attorney (included with signature page of this Registration Statement)


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cary, North Carolina on November 23, 1998.

                                 TANGRAM ENTERPRISE SOLUTIONS, INC.


                                 By:    /s/ W. Christopher Jesse
                                        ------------------------
                                        W. Christopher Jesse, President and
                                        Chief Executive Officer


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

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS
W. CHRISTOPHER JESSE AND JOHN N. NELLI, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT.


Dated:      Nov. 23, 1998                       /s/ W. Christopher Jesse
                                    --------------------------------------------
                                    W. Christopher Jesse, President and
                                    Chief Executive Officer and Director
                                    (Principal Executive Officer)


Dated:      Nov. 23, 1998                       /s/ John N. Nelli
                                    --------------------------------------------
                                    John N. Nelli, Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Dated:      Nov. 23, 1998                       /s/ Charles A. Root
                                    --------------------------------------------
                                    Charles A. Root, Chairman of the Board


Dated:      Nov. ____, 1998
                                    --------------------------------------------
                                    Michael H. Forster, Director

Dated:      Nov. 23, 1998                       /s/ Steven F. Kuekes
                                    --------------------------------------------
                                    Steven F. Kuekes, Director

Dated:      Nov. 23, 1998                       /s/ John F. Owens
                                    --------------------------------------------
                                    John F. Owens, Director

Dated:      Nov. 23, 1998                       /s/ Carl G. Sempier
                                    --------------------------------------------
                                    Carl G. Sempier, Director

Dated:      Nov. 23, 1998                       /s/ Harry Wallaesa
                                    --------------------------------------------
                                    Harry Wallaesa, Director

Dated:      Nov. 23, 1998                       /s/ Carl Wilson
                                    --------------------------------------------
                                    Carl Wilson, Director



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
                                  EXHIBIT INDEX


Exhibit
Number      Description of Exhibit

4.1         1988 Stock Option Plan, as amended (incorporated by reference to
            Exhibit 4.5 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

5.1         Opinion of John B. Wright, II, Esquire

23.1        Consent of Ernst & Young LLP

23.2        Consent of Counsel -- included in opinion filed as Exhibit 5 hereto

24.1 Power of Attorney (included with signature page of this Registration Statement)


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